                                                                    EXHIBIT 23.1

                               CONSENT OF KPMG LLP

]

[KPMG LOGO]


                             [KPMG LLP LETTERHEAD]








THE BOARD OF DIRECTORS
GEOGRAPHICS, INC.



We consent to the incorporation by reference in the registration statement on Form S-8 of Geographics, Inc. of our report dated July 13, 2000, relating to the consolidated balance sheet of Geographics, Inc. and subsidiaries as of March 31, 2000, and the related Consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the year ended March 31, 2000 and the related schedule, which report appears in the March 31, 2000 annual report on Form 10-K of Geographics, Inc.



KPMG LLP

Vancouver, Canada
July 14, 2000